Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2011, with respect to the financial statements and supplemental schedules included in the Annual Report of Navistar, Inc. Retirement Accumulation Plan on Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-162266, effective October 1, 2009).

/s/ Grant Thornton LLP

GRANT THORNTON LLP
Appleton, Wisconsin
June 27, 2011